                                                                  Exhibit 10.21



                         GUARANTEE BY BARNEYS NEW YORK, INC.

    THIS GUARANTEE (the "GUARANTEE") dated as of January 28, 1999 is made by BARNEYS NEW YORK, INC., (the "GUARANTOR"), a Delaware corporation having its office at 575 Fifth Avenue, New York, New York 10001, in favor of BI Equipment Lessors, LLC, a California limited liability corporation ("GUARANTIED PARTY").

                              W I T N E S S E T H:

    WHEREAS, Barney's, Inc. (the "COMPANY") issued that certain Subordinated Note dated January 28, 1999 in the principal amount of $34,232,500.00 in favor of the Guarantied Party (the "NOTE") in accordance with the terms of the Second Amended Joint Plan of Reorganization of the Company (the "Plan") dated November 13, 1998, as amended, and filed with the United States Bankruptcy Court for the Southern District of New York (the "BANKRUPTCY COURT"); and

    WHEREAS, the Guarantor owns all of the shares of stock of the Company and will derive indirect benefit from the Note;

    WHEREAS, to induce the Guarantied Party to accept the Plan, the Guarantor has agreed to guarantee to the Guarantied Party the payment and performance of the terms and provisions of the Note;

    NOW, THEREFORE, the Guarantor does agree with, and for the benefit of, the Guarantied Party as follows:



                                  ARTICLE I

                                 DEFINITIONS

    SECTION 1.1. DEFINITIONS. Unless otherwise defined herein, all capitalized terms shall have the meaning ascribed to them in the Note.

                                 ARTICLE II

                                 GUARANTEE

     SECTION 2.1. GUARANTEE OF NOTE PAYMENTS. The Guarantor hereby irrevocably, absolutely and unconditionally guarantees to the Guarantied Party and its successors, endorsees, transferees and assigns the due and punctual payment in full in cash of (i) the principal of, premium, if any, and interest, if any, on, and any other amounts due under, the Note when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) and (ii) any other sums or amounts which may become due under, or in connection with, the terms and provisions of the Note or this Guarantee, without right of any setoff or counterclaim. All such obligations described in this Section 2.1 are herein called the "PAYMENT OBLIGATIONS."

    SECTION 2.2. PAYMENT OF ENFORCEMENT COSTS. The Guarantor also hereby agrees to pay on demand to Holder as and when incurred all reasonable costs and expenses of enforcing this Guarantee, including but not limited to court costs and reasonable attorneys' fees and disbursements. The obligations under this Section 2.2 are hereinafter referred to as the "ENFORCEMENT COST OBLIGATIONS".

    SECTION 2.3. NON-IMPAIRMENT OF GUARANTEE. The obligations, covenants, agreements and duties of the Guarantor under this Guarantee shall in no way be released, diminished, reduced, affected or impaired by reason of the happening from time to time of any of the following events, any of which may be done or occur without the necessity of any notice to or further consent of the Guarantor (all of which are hereby expressly waived by the Guarantor):

     (a) The release or waiver, by operation of law or otherwise, of the performance or observance by, to the fullest extent permitted by law, the Company or by any other party to the Note or any other guarantor, surety, endorser, letter of credit bank or other obligor of any of the Payment Obligations or any agreement, covenant, term or condition in the Note to be performed or observed by such party;

    (b) The extension of the time for the payment of all or any portion of the Payment Obligations or the extension of time for the performance of any Payment Obligations or any other obligation under the Note;

     (c) The renewal, supplementation, modification, rearrangement or amendment (whether material or otherwise) of any of the Note or any of the obligations of the Company or any other party to the Note;

     (d) Any failure, omission, delay, neglect, refusal or lack of diligence on the part of Holder to enforce, assert or exercise any right, privilege, power or remedy conferred on Holder in the Note or any action on the part of Holder granting indulgence, adjustment, forbearance or extension of any kind;

     (e) The release, surrender, exchange, subordination or loss of any security under the Note or the release, modification, amendment, waiver or failure or refusal to enforce any pledge, security device, letter of credit, insurance agreement, bond or similar agreement or any guarantee, surety or indemnity agreement whatsoever;

     (f) The release, modification, waiver or failure to enforce any right, benefit, privilege or interest under any contract or agreement of any kind under which the rights of the Company have been collaterally or absolutely transferred or assigned, or a security interest in which has been granted, to Holder as direct or indirect security for payment of any of the Payment Obligations or for performance of any obligations to Holder pursuant to the Note;

     (g) The death, legal incapacity, disability, voluntary or involuntary liquidation, dissolution, sale of any collateral, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Company, the Guarantor, or their respective affiliates, any other surety for Company or any of the assets of the Company or Guarantor;

     (h) Any invalidity of, or defect or deficiency in, the Note or any related papers, to the fullest extent permitted by law, including without limitation the unenforceability of any or all of the provisions of any of the Note or any related papers, or any failure to acquire, perfect or maintain perfection of any lien on or security interest in any collateral securing payment of the Payment

Obligations, or any portion thereof, or performance of the Company's obligations thereunder;

     (i) The settlement or compromise of any obligation guaranteed hereby or hereby incurred;

     (j) The taking or accepting of any other security or guarantee for the payment or performance of any of the Note, the Payment Obligations, the Enforcement Cost Obligations, or any of the other obligations of the Company under the Note;

     (k) Any failure of Holder to notify Guarantor of any renewal, extension or assignment of the Note or any part thereof, or the release of any security, or of any other action taken or refrained from being taken by Holder against the Company, or of any new agreement between Holder and the Company, it being understood that Holders shall not be required to give Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Note; or

     (l) Any other event, action or circumstance that would, in absence of this subparagraph (l), result in the release or discharge of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guarantee.

     SECTION 2.4. WAIVERS BY GUARANTOR. The Guarantor hereby waives (a) marshaling of assets and liabilities, any requirement that assets be sold in any particular order, notice of acceptance of this Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of the taking of any other action by Holder and all other notices and demands and (b) all suretyship defenses and all defenses based upon the impairment of suretyship status.

     SECTION 2.5. GUARANTEE OF PAYMENT AND PERFORMANCE. This is an absolute, present and continuing guarantee of payment and performance of the Payment Obligations and not a guarantee of collection, and the Guarantor waives any right to require that any action be brought against the Company or that Holder be required to exhaust any of its rights, benefits or privileges under the Note or any security given therefor; PROVIDED, HOWEVER, that nothing contained herein shall be construed to prevent

Holder from exercising and enforcing any right, benefit or privilege which Holder may have under this Guarantee or the Note from time to time, and at any time, it being agreed that the Guarantor's obligations hereunder are, and shall be, absolute, independent and unconditional under any and all circumstances. Should Holder seek to enforce the obligations of the Guarantor by action in any court, the Guarantor waives any necessity, substantive or procedural, that a judgment previously be rendered against the Company or that the Company or any other person or entity be joined in such action or that a separate action be brought against the Company or any other person or entity. The obligations of the Guarantor hereunder are several from those of the Company or any other person or entity, and are primary obligations concerning which the Guarantor is the principal obligor. All waivers herein contained shall be without prejudice to the right of Holder at its option to proceed against the Company or any other person, whether by separate action or by joinder. The Guarantor agrees that this Guarantee shall not be discharged except by payment in full in cash of all Payment Obligations and all Enforcement Cost Obligations.

     In the event that the Company or any other person liable shall fail so to pay any of the Payment Obligations or Enforcement Cost Obligations, the Guarantor agrees to pay the same when due to Holder or its designees, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, at the place for payment specified in the Note. Each default in payment of principal of, premium, if any, or interest, if any, on any of the Payment Obligations or Enforcement Cost Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises. The Guarantor hereby agrees that the Note may make reference to this Guarantee.

     The Guarantor hereby agrees to pay and to indemnify and save Holder harmless from and against any damage, loss, cost or expense (including reasonable fees and expenses of attorneys) which Holder may incur or be subject to as a consequence, direct or indirect, of (i) any breach by Guarantor or the Company of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guarantee, or the Note, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, and (ii) any legal action commenced to challenge the validity of this Guarantee, the Note, or any of the Payment Obligations or Enforcement Cost Obligations.

     SECTION 2.6. RELIANCE UPON GUARANTEE. All extensions of credit and financial accommodations heretofore or hereafter made by Holder to the Company under the Note shall be conclusively presumed to have been in reliance upon the giving of this Guarantee.

     SECTION 2.7. REINSTATEMENT. This Guarantee shall continue to be effective, or shall be reinstated, if at any time payment, or any part thereof, of any of the Payment Obligations or Enforcement Cost Obligations is rescinded or must otherwise be returned by Holder for any reason whatsoever (including, but not limited to, the bankruptcy, insolvency, dissolution, liquidation or reorganization of the Company or any other person), all as though such payment had not been received by Holder.

     SECTION 2.8. LIMITS ON SUBROGATION. No payment by the Guarantor pursuant to any provision of this Guarantee or other satisfaction of the Guarantor's liability under this Guarantee shall entitle the Guarantor, by subrogation or otherwise, to any right or remedy against the Company until after the payment in full in cash of the Payment Obligations and the Enforcement Cost Obligations.


                                ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

     The Guarantor hereby represents and warrants as follows:

     SECTION 3.1. The Guarantor is duly organized, validly existing and in good standing under the laws of the State of Delaware, having full power and authority to conduct its business in each jurisdiction where it presently conducts any material part of its business.

     SECTION 3.2. The execution, delivery and performance by the guarantor of this Guarantee are within the powers of the Guarantor, have been duly authorized by all necessary action, have received all necessary governmental approvals, and do not contravene its organizational documents, or any law, regulation or contractual restriction binding on the Guarantor.

     SECTION 3.3. This Guarantee is the legal, valid and binding obligation of the Guarantor and is enforceable against the Guarantor in accordance with it terms.

     SECTION 3.4. No event has occurred and no condition exists which, upon or at the time of execution and delivery of the Guarantee would constitute an Event of Default or would, with the giving of notice or lapse of time, or both, constitute an Event of Default.

     SECTION 3.5. The execution, delivery and performance by the Guarantor of this Guarantee does not and will not require (a) any consent of any other person or entity or (b) any consent, license, permit, authorization or other approval of, any giving of notice to, any exemption by, any registration, declaration or filing with, or any taking of any other action in respect of, any court, arbitrator, administrative agency or other governmental authority, the failure of which would materially and adversely affect the Guarantor's performance of its obligations hereunder, other than the approval of the Bankruptcy Court and other consents which have been obtained.



                                 ARTICLE IV

                                 COVENANTS

     The Guarantor hereby covenants and agrees that it will comply with all covenants which, under the terms of the Note, are applicable to it.



                                 ARTICLE V

                               MISCELLANEOUS

     SECTION 5.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; TERMINATION OF GUARANTEE. The representations, covenants and agreements herein set forth shall continue and survive until termination of this Guarantee. Upon the maturity date of the Note, or upon payment in full in cash of all Payment Obligations and all Enforcement Cost

Obligations, if later, this Guarantee shall terminate and be of no further force and effect.

     SECTION 5.2. SUCCESSOR AND ASSIGNS. This Guarantee shall inure to the benefit of the Guarantied Party, any other Holder and their respective successors, endorsees, transferees and assigns. The Guarantied Party and any other Holder may assign to any party all or any part of, or any interest (undivided or divided) in its rights and benefits herein, and to the extent of that assignment such assignee shall have the same rights and benefits against the Guarantor as it would have had if such assignee were the Guarantied Party. This Guarantee and the provisions hereof are binding upon successors of the Guarantor. Neither this Guarantee nor any obligation hereunder shall be assigned by the Guarantor to any person or entity and any attempted assignment shall be null and void.

     SECTION 5.3. NOTICES. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Guarantee shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged, or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:

     If to the Guarantied Party:

          BI-Equipment Lessor, LLC
          c/o Oaktree Capital Management, LLC
          333 South Grand Avenue, 28th Floor
          Los Angeles, California 90071
          Attention:  General Counsel
          Telecopy:  (213) 830-8522

     With a copy to:

          Wachtell, Lipton, Rosen & Katz
          51 West 52 Street
          New York, New York 10021
          Attention:  Chaim J. Fortgang
          Telecopy:  (212) 403-2000

          If to Guarantor:

               Barneys New York, Inc.
               575 Fifth Avenue
               New York, New York 10017
               Attention: General Counsel
               Telecopy: (212) 450-8480

or at such other address as may be substituted by notice by Holder given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or telecopied and confirmed by telecopy answerback, or three (3) business days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration, delivery or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration, delivery or other communication.

          SECTION 5.4. EXPENSES. The Guarantor agrees to pay any and all reasonable expenses (including reasonable legal fees and expenses) incurred by Holder in connection with the enforcement of this Guarantee or the collection of any sums due to Holder hereunder.

          SECTION 5.5. PARTIAL INVALIDITY. Holder and the Guarantor intend this Guarantee to comply with all applicable laws and to be a binding, legal and enforceable contract which shall be liberally construed so as to carry out their intent as expressed in this Guarantee. Without limiting the generality of the immediately preceding sentence, if any provision of this Guarantee is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Guarantee, the legality, validity and enforceability of the other provisions of this Guarantee shall not be affected thereby.

          SECTION 5.6. WAIVERS AND AMENDMENTS; CUMULATIVE REMEDIES. Holder shall not be obligated to exercise any right, power or privilege under this Guarantee, and no failure to exercise and no delay in exercising, on the part of Holder, any such right, power or privilege under this

Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege. No notice to or demand on the Guarantor shall be deemed to be a waiver of Holder's right to take further action without notice or demand as provided herein. No waiver shall be applicable except in the specific instance for which given or shall in any way impair Holder's rights or the Guarantor's liability in any other respect or at any other time, nor in any event shall any modification or waiver of any provision of this Guarantee be effective unless in writing and signed on behalf of Holder and, as to any modification, Guarantor. The rights and remedies provided in this Guarantee are cumulative and are not exclusive of any other right or remedy provided by law, in equity or under any other agreement or instrument.

          SECTION 5.7. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED IN SUCH STATE WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

          SECTION 5.8. SUBMISSION TO JURISDICTION. The Guarantor hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York, and the Guarantor hereby irrevocably agrees that any action may be heard and determined in such New York State court or in such Federal court. The Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action in any jurisdiction. The Guarantor hereby irrevocably agrees that the summons and complaint or any other process in any action in any jurisdiction may be served by mailing in accordance with the provision set forth in Section 5.3. The Guarantor may also be served in any other manner permitted by law, in which event its time to respond shall be the time provided by law.

          SECTION 5.9. SUBORDINATION. The obligations of the Guarantor under this Guarantee shall be subordinated to the prior payment in full of all Senior Debt as and to the extent such Senior Debt is guaranteed by the Guarantor, to the same extent as the payments of the principal of and interest on the Note are subordinated as provided in Section 3 of the Note.

          SECTION 5.10. JURY WAIVER. GUARANTOR AND, BY ITS

ACCEPTANCE HEREOF, HOLDER, EACH IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OBLIGATIONS UNDER THIS GUARANTEE.

          IN WITNESS WHEREOF, the Guarantor has executed this Guarantee as of the day and year first above written.

                                          BARNEYS NEW YORK, INC.



                                          By: /s/ Edward Lambert
                                             -------------------------------
                                             Edward Lambert
                                             Executive Vice President
                                               and Chief Financial Officer